      As filed with the Securities and Exchange Commission on July 13, 2000
                                            Registration No. 333-_______________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             NETWORK APPLIANCE, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                     77-0307520
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                    495 EAST JAVA DRIVE, SUNNYVALE, CA 94089
               (Address of principal executive offices) (Zip Code)

              NETWORK APPLIANCE, INC. EMPLOYEE STOCK PURCHASE PLAN
                NETWORK APPLIANCE, INC. 1995 STOCK INCENTIVE PLAN
            ORCA SYSTEMS, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN
                     (AS ASSUMED BY NETWORK APPLIANCE, INC.)
                              ---------------------
                            (Full title of the Plans)

                              DANIEL J. WARMENHOVEN
                      CHIEF EXECUTIVE OFFICER AND DIRECTOR
                             NETWORK APPLIANCE, INC.
                    495 EAST JAVA DRIVE, SUNNYVALE, CA 94089
                     (Name and address of agent for service)
                                 (408) 822-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                   Proposed              Proposed
              Title of                                             Maximum               Maximum
             Securities                       Amount               Offering             Aggregate              Amount of
                to be                         to be                 Price                Offering            Registration
             Registered                    Registered(1)          per Share               Price                   Fee
--------------------------------------------------------------------------------------------------------------------------
Network Appliance, Inc. Employee
Stock Purchase Plan                      2,600,000 shares         $75.37(2)          $195,975,000.00(2)        $51,737.40

Common Stock, $0.001 par value

Network Appliance, Inc. 1995 Stock
Incentive Plan                          21,600,000 shares         $75.37(2)        $1,628,100,000.00(2)       $429,818.40

Common Stock, $0.001 par value

Orca Systems, Inc. 1999 Stock
Option/Stock Issuance Plan                 355,769 shares         $19.77(3)            $7,036,332.99(3)         $1,857.60

Common Stock, $0.001 par value

                                 Total: 24,555,769 shares                       Aggregate Registration Fee:   $483,413.40
===========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Network Appliance, Inc. Employee Stock Purchase Plan, the Network Appliance, Inc. 1995 Stock Incentive Plan, and/or the Orca Systems, Inc. 1999 Stock Option/Stock Issuance Plan (as assumed by Registrant) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Network Appliance, Inc. on July 6, 2000, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Network Appliance, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended April 28, 2000, filed with the Commission on July 12, 2000, and as amended on July 13, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

     (b) The Registrant's Registration Statement No. 000-27130 on Form 8-A filed with the Commission on November 1, 1995, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number     Exhibit
--------------     -------
   4               Instruments Defining the Rights of Stockholders.  Reference is made to Registrant's
                   Registration Statements No. 000-27130 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(b).
   5               Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1            Independent Auditors' Consent.
   23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24              Power of Attorney. Reference is made to page II-3 of this Registration Statement.
   99.1            Network  Appliance, Inc. Employee Stock Purchase Plan (Amended and Restated Through
                   August 17, 1999).
   99.2            Network  Appliance, Inc. 1995 Stock Incentive Plan (Amended and Restated Through
                   October 26, 1999).
   99.3            Orca Systems, Inc. 1999 Stock Option/Stock Issuance Plan.
   99.4            Form of Orca Systems, Inc. Incentive Stock Option Agreement.
   99.5            Form of Orca Systems, Inc. Non-Qualified Stock Option Agreement.
   99.6            Form of Stock Option Assumption Agreement for Orca Systems, Inc.

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Network Appliance, Inc. Employee Stock Purchase Plan, the Network Appliance, Inc. 1995 Stock Incentive Plan, and the Orca Systems, Inc. 1999 Stock Option/Stock Issuance Plan (as assumed by Registrant).

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 13th day of July, 2000.

                                       NETWORK APPLIANCE, INC.


                                       By: /s/ DANIEL J. WARMENHOVEN
                                           -------------------------------------
                                           Daniel J. Warmenhoven
                                           Chief Executive Officer and Director


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Warmenhoven and Jeffry R. Allen, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                                    Title                                                Date
---------                                    -----                                                ----
/s/ DANIEL J. WARMENHOVEN                    Chief Executive Officer                          July 13, 2000
----------------------------------------     and Director
Daniel J. Warmenhoven                        (Principal Executive Officer)




/s/ JEFFRY R. ALLEN                          Executive Vice President, Finance                July 13, 2000
----------------------------------------     and Operations, Chief Financial
Jeffry R. Allen                              Officer and Secretary
                                             (Principal Financial and Accounting
                                             Officer)

/s/ DONALD T. VALENTINE                      Chairman of the Board and Director               July 13, 2000
----------------------------------------
Donald T. Valentine




/s/ SANJIV AHUJA                             Director                                         July 13, 2000
----------------------------------------
Sanjiv Ahuja


                                             Director                                         July __, 2000
----------------------------------------
Carol A. Bartz



/s/ LARRY R. CARTER                          Director                                         July 13, 2000
----------------------------------------
Larry R. Carter




/s/ MICHAEL R. HALLMAN                       Director                                         July 13, 2000
----------------------------------------
Michael R. Hallman




/s/ ROBERT T. WALL                           Director                                         July 13, 2000
----------------------------------------
Robert T. Wall




                                             Director                                         July __, 2000
----------------------------------------
Dr. Sachio Semmoto

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             NETWORK APPLIANCE, INC.

                                  EXHIBIT INDEX

Exhibit Number     Exhibit
--------------     -------
   4               Instruments Defining the Rights of Stockholders.  Reference is made to Registrant's
                   Registration Statements No. 000-27130 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(b).
   5               Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1            Independent Auditors' Consent.
   23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24              Power of Attorney. Reference is made to page II-3 of this Registration Statement.
   99.1            Network  Appliance, Inc. Employee Stock Purchase Plan (Amended and Restated Through
                   August 17, 1999).
   99.2            Network  Appliance, Inc. 1995 Stock Incentive Plan (Amended and Restated Through
                   October 26, 1999).
   99.3            Orca Systems, Inc. 1999 Stock Option/Stock Issuance Plan.
   99.4            Form of Orca Systems, Inc. Incentive Stock Option Agreement.
   99.5            Form of Orca Systems, Inc. Non-Qualified Stock Option Agreement.
   99.6            Form of Stock Option Assumption Agreement for Orca Systems, Inc.